Consent of Independent Registered Public Accounting Firm

The Board of Managers of
JNL Variable Fund LLC:

We consent to the use of our report dated February 23, 2018, with respect to the financial statements of JNL/Mellon Capital S&P SMid 60 Fund, a series of JNL Variable Fund LLC as of December 31, 2017, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement and Prospectus filed on Form N-14.
/s/ KPMG LLP
Chicago, Illinois
December 20, 2018